UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2016

JISHANYE, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7F, No. 247, Misheng 1st Road, Xinxing District

Kaohsiung City 800

Taiwan, Republic of China

 (Address of Principal Executive Offices)

+866 7222 3733

 (Registrant's Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on a Form 8-K which was filed with the SEC on July 6, 2016, the Company has filed with the Secretary of State of the State of Delaware, an amended and restated certificate of incorporation, pursuant to which the Company effected a one-for-three reverse split in its common stock. The record date for the reverse split is July 21, 2016, and the certificates for the shares issuable to stockholders will be available for distribution to stockholders on July 25, 2016.

Shareholders who hold shares in their own name will receive instructions for the exchange of their old stock certificates for new certificate which reflect the reverse split. The instructions will be sent by the Company's transfer agent to the stockholders at their addresses of record. Shares held in street name will be automatically converted based the reverse split ratio, with fractional shares being rounded up.

The reverse split will take effect at the open of business of July 26, 2016. The new symbol will be JSHYD. The "D" will be removed in 20 business days and the symbol will change to JSHY.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jishanye, Inc.

Date: July 25, 2016	By:	/s/ Mei-Chun Lin
Mei-Chun Lin
Chief Financial Officer

3